UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 7, 2024

LA-Z-BOY INCORPORATED
(Exact name of registrant as specified in its charter)

Michigan	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

One La-Z-Boy Drive,	Monroe,	Michigan	48162-5138
(Address of principal executive offices)			(Zip Code)
Registrant's telephone number, including area code (734) 242-1444

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LZB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2024, Robert G. Lucian, Senior Vice President and Chief Financial Officer, informed La-Z-Boy Incorporated (the “Company”) of his planned retirement from the Company at the end of the fiscal year, effective April 26, 2025. Mr. Lucian will continue in his current position through December 31, 2024, and will remain with the Company as Senior Vice President until the end of fiscal year 2025 to support the transition.

On October 8, 2024, the Board of Directors of the Company elected Taylor E. Luebke to succeed Mr. Lucian as Senior Vice President and Chief Financial Officer of the Company, effective January 1, 2025.

Mr. Luebke, age 42, has held the position of Vice President, Finance and Treasurer of the Company since January 2023. Prior to that, he served as the Company’s Senior Finance Director, Residential Division, a position he held since joining the Company in January 2021. Prior to joining the Company, Mr. Luebke was the Finance Director, Amazon Customer Team at The Procter & Gamble Company, a multinational consumer goods corporation, from January 2019 to January 2021. Prior to that, Mr. Luebke held several financial leadership roles with consumer product companies, including The Procter & Gamble Company.

In connection with his election as Senior Vice President and Chief Financial Officer, effective January 1, 2025, Mr. Luebke’s annualized base salary will be set at $440,000 and his short-term cash incentive target award opportunity under the terms of the Company’s 2024 Omnibus Incentive Plan will be set at 75% of his eligible earnings for the remainder of fiscal year 2025. Contingent upon his assumption of the role of Senior Vice President and Chief Financial Officer of the Company, on January 15, 2025, Mr. Luebke will also receive a one-time restricted stock unit grant with a grant date value of $200,000, pursuant to the Company’s 2024 Omnibus Incentive Plan and subject to its provisions and the provisions of the Company’s standard form of award agreement for restricted stock units with time-based vesting over a four-year period at 25% per year on the anniversary of the grant date. Mr. Luebke will also be eligible for other benefits consistent with those received by the Company’s other executive officers.

Item 7.01 Regulation FD Disclosure.

On October 10, 2024, the Company issued a press release announcing the recent senior leadership changes. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in the preceding paragraph, as well as Exhibit 99.1 hereto, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Company filing, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are furnished as part of this report:

Exhibit No.	Description
99.1	News Release dated October 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: October 10, 2024

BY: /s/ Raphael Z. Richmond
Raphael Z. Richmond Vice President, General Counsel and Chief Compliance Officer